EXHIBIT 3.2


                           CERTIFICATE OF AMENDMENT OF
                         CERTIFICATE OF INCORPORATION OF
                        LORAL ORION NETWORK SYSTEMS, INC.


     Loral Orion Network Systems, Inc. a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

     The amendment to the Certificate of Incorporation of the Corporation set forth below has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware (the "DGCL"):

     1. The Certificate of Incorporation of the Corporation is hereby amended by striking Paragraph 1 thereof in its entirety and inserting in lieu thereof the following:

               "The name of the Corporation is Loral Orion, Inc. (hereinafter called the "Corporation")."

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed and acknowledged in accordance with Section 103 of the DGCL.

                                              LORAL ORION NETWORK SYSTEMS, INC.

                                              By:
                                                 -------------------------------
                                                 Name: Avi Katz
                                                 Title: Vice President